  Exhibit 3.12

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.           The name of the corporation is South Carolina Electric & Gas Company

2.	Date of Incorporation July 19, 1924

3.           Agent's Name and Address   Francis P. Mood, 1426 Main Street, Columbia, SC 29201

4.	On August 16, 2005, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

See the attached Exhibit A.

5.
The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

Not applicable

6.           Complete either "a" or "b", whichever is applicable.

a.            Amendment(s) adopted by shareholder action.
At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

	Number of	Number of	Number of	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares
Group	Shares	to be Cast	the Meeting	For or	Against

*NOTE: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

b.
The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.
Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended)

Date: August 16, 2005                                  South Carolina Electric & Gas Company
Name of Corporation

/s/ Lynn M. Williams, Secretary
Signature

Lynn M. Williams, Secretary
Type or Print Name and Office

FILING INSTRUCTIONS

1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.	Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$ 10.00
Filing tax	100.00
Total	$110.00

Return to:	Secretary of State
P.O. Box 11350
Columbia, SC 29211

EXHIBIT A TO ARTICLES OF AMENDMENT
OF
SOUTH CAROLINA ELECTRIC & GAS COMPANY

4.	On August 16, 2005, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

(a)
The amount of the stated capital of the corporation, after giving effect to the cancellation of all shares of the corporation’s preferred stock that have been acquired by the corporation through the date of these articles of amendment and that, pursuant to the corporation’s articles of incorporation, may not be reissued, is $296,413,311.50

(b)	The reduction of the number of shares which the corporation has authority to issue is 1,000 itemized by class and series as follows:

Class	Series	No. of Shares
Cumulative Preferred Stock ($50 par value)	4.50%	116
Cumulative Preferred Stock ($50 par value)	4.60% (Series A)	359

(c)
The number of shares which the corporation has authority to issue, after giving effect to the cancellation of all shares of the corporation’s preferred stock that have been acquired by the corporation through the date of these articles of amendment and that, pursuant to the corporation’s articles of incorporation, may not be reissued, is 53,601,613, itemized by class and series as follows:

Class	Series	No. of Shares

Cumulative Preferred Stock ($50 par value)	5%	125,209
Cumulative Preferred Stock ($50 par value)	4.50%	6,649
Cumulative Preferred Stock ($50 par value)	4.60% (Series A)	7,878
Cumulative Preferred Stock ($50 par value)	5.125%	62,516
Cumulative Preferred Stock ($50 par value)	4.60% (Series B)	43,837
Cumulative Preferred Stock ($50 par value)	6%	55,524
Cumulative Preferred Stock ($100 par value)	6.52%	1,000,000
Serial Preferred Stock ($25 par value) (1/4 vote)	-----	2,000,000
Serial Preferred Stock ($50 par value) (1/2 vote)	-----	300,000
Common Stock ($4.50 par value)	-----	50,000,000
		53,601,613